                                                                   EXHIBIT 10.15

                              BJ SERVICES COMPANY
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                                   ARTICLE I

                                    PURPOSE

     1.1 PURPOSE OF PLAN. The purpose of the BJ Services Company Supplemental Executive Retirement Plan (the "Plan") is to advance the interests of BJ Services Company (the "Company"), its subsidiaries and affiliates (hereinafter sometimes collectively or individually referred to as the "Employer") and its owners by attracting and retaining in its employ highly qualified individuals for the successful conduct of its business. The Employer hopes to accomplish these objectives by helping to provide for the retirement of its key employees selected to participate in the Plan.

     1.2 ERISA STATUS. The Plan is intended to qualify for certain exemptions under Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), provided for plans that are unfunded and maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees.

                                   ARTICLE II

                          DEFINITIONS AND CONSTRUCTION

     2.1 DEFINITIONS. Where the following words and phrases appear in the Plan, they shall have the respective meanings set forth below, unless their context clearly indicates to the contrary.

(1) ACTUARIAL EQUIVALENT. The lump sum amount that is equal in value to a Participant's Pension determined pursuant to Article IV, based on an interest rate equal to the average Applicable Interest Rate for the longer of (a) the period beginning on the Effective Date and ending upon the month preceding the Applicable Date or (b) the five-year period ending on the month preceding the Applicable Date (or some other prevailing interest rate selected by the Committee) and on mortality rate assumptions determined by using the 1983 Group Annuity Mortality Table (or some other prevailing mortality table selected by the Committee).

(2) APPLICABLE DATE. The earlier of (a) the date the Participant ceases to participate in the Plan, (b) the date the Participant dies, (c) the date the Participant becomes disabled, (d) the date of the Participant's Termination or (e) in the event the Committee, in its sole discretion, determines to pay benefits under the Plan in a lump sum following a Change of Control, the date of such Change of Control.

(3) APPLICABLE INTEREST RATE. The annual rate of interest on 30-year Treasury securities for any month as published by the Federal Reserve Board.

(4) BASE CONTRIBUTION BENEFIT. The annual benefit derived by accumulating the Employer Base Contributions (as such term is defined in the Thrift Plan) that would have been made on behalf of a Participant under the Thrift Plan (or any predecessor thereto sponsored or maintained by the Employer or any predecessor or affiliate thereof) without regard to the limitations imposed by the Code at an interest rate for each calendar year equal to the average Applicable Interest Rate for the twelve months preceding such calendar year (or some other prevailing interest rate selected by the Committee), compounded annually to the Applicable Date. A Participant's Base Contribution Benefit shall be adjusted in the event that the Participant's Employer Base Contributions under the Thrift Plan are reduced as a result of the limitations imposed by the Code and there is no corresponding contribution under the SRP Plan.

(5) BENEFICIARY. The person designated by each Participant, on a form provided by the Employer for this purpose, to receive the Participant's distribution under Article V in the event of the Participant's death prior to receiving complete payment of his Account. In order to be effective under this Plan, any form designating a Beneficiary must be delivered to the Committee before the Participant's death. In the absence of such an effective designation of a Beneficiary, "Beneficiary" means the Participant's spouse, or if there is no spouse on the date of the Participant's death, the Participant's executor or administrator or heirs at law if there is no administration of the Participant's estate.

(6)  BOARD.  The Board of Directors of the Company.

(7) CHANGE OF CONTROL. A "Change of Control" shall be deemed to have occurred upon, and shall mean (a) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of either (i) the then outstanding shares of Common Stock, $.10 par value per share, of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from the Company (excluding an acquisition by virtue of the exercise of a conversion privilege), (B) any acquisition by the Company,
     (C) any acquisition by any employee benefit plan(s) (or related trust(s)) sponsored or maintained by the Company or any corporation controlled by the Company, or (D) any acquisition by any corporation pursuant to a reorganization, merger or consolidation, if, immediately following such reorganization, merger or consolidation, the conditions described in clause
     (i), (ii) and (iii) of clause (c) of this Section are satisfied; (b) the approval by the Company's stockholders of the sale or disposition of all or substantially all of the Company's assets or the dissolution or liquidation of the Company; or (c) the approval by the stockholders of the Company of a reorganization, merger or consolidation, in each case, unless immediately following such reorganization, merger or consolidation (i) more than 60% of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding the Company, any employee benefit plan(s) (or related trust(s) of the Company and/or its subsidiaries or such corporation resulting from such reorganization, merger or consolidation and any Person beneficially owning, immediately prior to such reorganization, merger or consolidation, directly or indirectly, 25% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 25% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (iii) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board (as defined below) at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation. The "Incumbent Board" shall mean individuals who, as of the date the Plan is adopted by the Board, constitute the Board; provided, however, that any individual becoming a director subsequent to such date whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either (1) an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act), or an actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board or (2) a plan or agreement to replace a majority of the members of the Board then comprising the Incumbent Board.

(8)  CODE.  The Internal Revenue Code of 1986, as amended.

(9) COMMITTEE. The Compensation Committee of the Board, or such other administrative committee that is appointed by the Board to administer the Plan.

(10) COMPANY. BJ Services Company, a corporation organized and existing under the laws of the State of Delaware, or its successor or successors.

(11) COMPENSATION. The sum of base salary and bonuses received by a Participant during a calendar year.

(12) EARLY RETIREMENT. A Participant's Termination on or after the later of (i) his fifty-fifth birthday or (ii) the date he becomes vested pursuant to
     Article V, but prior to eligibility for Normal Retirement.

(13) EFFECTIVE DATE.  October 1, 2000.

(14) ELIGIBLE EMPLOYEE. A highly compensated or management employee of the Employer.

(15) EMPLOYER.  The Company, its subsidiaries and affiliates.

(16) ERISA.  The Employee Retirement Income Security Act of 1974, as amended.

(17) EXCHANGE ACT.  The Securities Exchange Act of 1934, as amended.

(18) HIGHEST AVERAGE COMPENSATION. The average Compensation received by a Participant during the three consecutive complete calendar years of employment (or, if less, his complete calendar years of employment) within the last ten complete calendar years of employment (or, if less, his complete calendar years of employment) prior to the Applicable Date that yield the highest average Compensation.

(19) NORMAL RETIREMENT. A Participant's Termination on or after his sixtieth birthday.

(20) PARTICIPANT. An Eligible Employee who has been selected by the Committee as a Participant in the Plan until such Eligible Employee ceases to be a Participant in accordance with Article III of the Plan.

(21) PENSION. With respect to a Participant eligible to receive benefits under the Plan, a series of annual payments for the life of the Participant determined pursuant to Article IV.

(22) PLAN. The BJ Services Company Supplemental Executive Retirement Plan, as amended from time to time.

(23) PLAN YEAR. The twelve-consecutive month period commencing January 1 of each year.

(24) PRIOR PENSION BENEFIT. The annual benefit, if any, payable to a Participant from or with respect to a defined benefit plan sponsored or maintained at any time by the Employer or any predecessor or affiliate thereof, determined as if payable at Normal Retirement in the form of a Pension.

(25) SEVERANCE AGREEMENT. An agreement between the Company and a Participant that provides for benefits in the event of certain terminations of employment following a Change of Control.

(26) SOCIAL SECURITY BENEFIT. Twelve (12) times the projected monthly primary insurance amount under the federal Social Security Act the Participant will be eligible to receive at age 62, calculated under the provisions of the federal Social Security Act as in effect at the time of such calculation and using assumptions and indices approved by the Committee.

(27) SRP PLAN. The BJ Services Supplemental Retirement Thrift Plan, as amended from time to time.

(28) TERMINATION. The termination of a Participant's employment with the Employer for any reason whatsoever.

(29) THRIFT PLAN. The BJ Services Retirement Thrift Plan, as amended from time to time.

(30) VESTED PERCENTAGE. The percentage of a Participant's benefit which, pursuant to the Plan, is nonforfeitable.

(31) YEARS OF SERVICE. The number of years of a Participant's employment with the Employer from his last date of hire to the Applicable Date, including any fractional years rounded to the nearest one-hundredth of one year. In addition, the Committee, in its sole discretion, may credit a Participant with Years of Service for service with the Employer prior to his last date of hire. The Committee shall notify the Participant in writing of any such credit for prior service with the Employer.

                                  ARTICLE III

                                 Participation

     The Committee, in its sole discretion, shall select and notify in writing those Eligible Employees of the Employer who shall participate in the Plan. An Eligible Employee who has been selected by the Committee as a Participant shall continue to participate in the Plan until the earlier of (a) the date the Committee notifies the Participant that he is no longer eligible to participate in the Plan or (b) the date of his Termination. A Participant who ceases to participate in the Plan pursuant to (a) of the preceding sentence shall be treated as if he had terminated employment with the Employer but his benefit shall not be payable until after his Termination. An Eligible Employee who is rehired by the Employer following his Termination shall become a Participant only if such Eligible Employee is again selected to participate in the Plan by the Committee.

                                   ARTICLE IV

                                    Benefits

     4.1 PROVISION FOR BENEFITS. Benefits under the Plan shall constitute general obligations of the Employer in accordance with the terms of the Plan.
No amounts in respect of such benefits shall be set aside or held in trust, and no recipient of any benefit shall have any right to have the benefit paid out of any particular assets of the Employer. (However, the Board may establish a trust(s) out of which the benefits hereunder may be paid, provided that the principal and income of such trust(s) are subject to the claims of the creditors of the Employer in the event of insolvency as provided for under the terms of such trust(s).)

     4.2 NORMAL RETIREMENT BENEFIT. The benefit in the event of Normal Retirement shall be equal to the Actuarial Equivalent of the Pension, which shall be derived from the following formula: Highest Average Compensation times the lesser of: i) two percent times Years of Service, or ii) sixty percent, the product of which is multiplied by the Participant's Vested Percentage, the product of which is then offset in all years by the sum of: i) the Base Contribution Benefit, ii) the Prior Pension Benefit, and iii) the Social Security Benefit. Payment of the Normal Retirement benefit shall begin as of the Participant's Termination.

     4.3 EARLY RETIREMENT BENEFIT. The benefit in the event of Early Retirement shall be equal to the Actuarial Equivalent of the Pension, which shall be derived from the following formula: Highest Average Compensation times the lesser of: i) two percent times Years of Service, or ii) sixty percent, the product of which is multiplied by the Participant's Vested Percentage, reduced by five percent times the number of years that the Participant's Early Retirement precedes his eligibility for Normal Retirement, and then offset in all years by the sum of: i) the Base Contribution Benefit, ii) the Prior Pension Benefit, and iii) the Social Security Benefit. Payment of the Early Retirement benefit shall begin as of the Participant's Termination.

     4.4 PRE-TERMINATION CESSATION OF PARTICIPATION BENEFIT. The benefit in the event a Participant ceases to participate in the Plan prior to his Termination shall be equal to the Actuarial Equivalent of the Pension, calculated as of the date of such cessation using the Participant's age as of such date, which shall be derived from the following formula: Highest Average Compensation times the lesser of: i) two percent times Years of Service, or ii) sixty percent, the product of which is multiplied by the Participant's Vested Percentage, reduced by five percent times the number of years that the cessation of participation precedes his eligibility for Normal Retirement, but no more than twenty-five percent, and then offset in all years by the sum of: i) the Base Contribution Benefit, ii) the Prior Pension Benefit, and iii) the Social Security Benefit. The cessation benefit shall be accumulated at an interest rate for each calendar year equal to the average Applicable Interest Rate for the twelve months preceding such calendar year (or some other prevailing interest rate selected by the Committee) until payment of such benefit begins. Notwithstanding the foregoing, no cessation benefit shall be paid pursuant to this Section 4.4 unless the Participant's Termination occurs on or after his eligibility for Early Retirement. Payment of the cessation benefit shall begin as of the Participant's Termination.

     4.5 PRE-TERMINATION DEATH BENEFIT. In the event the Participant dies prior to his Termination but after eligibility for Early Retirement or Normal Retirement, the benefit payable to his Beneficiary shall be calculated as if the Participant's Termination was an Early Retirement or Normal Retirement that occurred on the date of his death. In the event the Participant dies prior to his Termination and prior to eligibility for Early Retirement, the benefit payable to his Beneficiary shall be equal to the Actuarial Equivalent of the Pension, calculated as of the date the Participant would have become eligible for Early Retirement, which shall be derived from the following formula: Highest Average Compensation times the lesser of: i) two percent times Years of Service, or ii) sixty percent, the product of which is multiplied by the Participant's Vested Percentage (which shall be 100%), reduced by five percent times the number of years that the Participant's death precedes his eligibility for Normal Retirement, but no more than twenty-five percent, and then offset in all years by the sum of: i) the Base Contribution Benefit, ii) the Prior Pension Benefit, and iii) the Social Security Benefit, and which shall be discounted at an interest rate equal to the average Applicable Interest Rate for the longer of
(a) the period beginning on the Effective Date and ending upon the month preceding the Applicable Date or (b) the five-year period ending on the month preceding the Applicable Date (or some other prevailing interest rate selected by the Committee) for the number of years that such Participant's death precedes the date he would have become eligible for Early Retirement. Such death benefit shall be paid in a lump sum as soon as administratively feasible following the date of the Participant's death

     4.6 POST-TERMINATION DEATH BENEFIT. In the event the Participant dies after his Termination but prior to receiving all benefit distributions to which he was entitled, the remaining benefit distributions shall be paid to his Beneficiary.

     4.7 DISABILITY BENEFIT. In the event the Participant becomes disabled as defined under the terms of the long term disability program provided under the BJ Services Company, U.S.A. Welfare Benefits Program prior to eligibility for Normal Retirement, the benefit payable to the Participant shall be equal to the Actuarial Equivalent of the Pension, calculated as of the date the Participant would have become eligible for Normal Retirement using the Participant's age as of such date, which shall be derived from the following formula: Highest Average Compensation times the lesser of: i) two percent times Years of Service, or ii) sixty percent, the product of which is multiplied by the Participant's Vested Percentage (which shall be 100%), and then offset in all years by the sum of: i) the Base Contribution Benefit, ii) the Prior Pension Benefit, and iii) the Social Security Benefit. Payment of such disability benefit shall begin as of the date the Participant would have become eligible for Normal Retirement. At the request of the Participant, the Committee, in its sole discretion, may elect to pay the disability benefit in a lump sum after the Participant becomes disabled, but in such event, the benefit payable to the Participant shall be equal to the Actuarial Equivalent of the Pension derived above (in this Section 4.7), discounted at an interest rate equal to the average Applicable Interest Rate for the longer of (a) the period beginning on the Effective Date and ending upon the month preceding the Applicable Date or (b) the five-year period ending on the month preceding the Applicable Date (or some other prevailing interest rate selected by the Committee) for the number of years that the date of payment of the lump sum benefit precedes the date the participant would have become eligible for Normal Retirement.

     4.8  CHANGE OF CONTROL BENEFIT.

     (a) In the event of a Termination with respect to which a Participant who has a Severance Agreement with the Company is eligible to receive benefits pursuant to his Severance Agreement, a Participant shall receive a Change of Control benefit that shall be equal to the benefit payable to the Participant pursuant to Sections 4.2, 4.3, 4.4 or this Section 4.8, as applicable, determined as if the Participant had continued to work for the Company for three
(3) years following the date of his Termination, thereby resulting in an additional three (3) Years of Service and an additional three (3) years of age. If a Participant is not eligible for a benefit pursuant to Sections 4.2, 4.3 or 4.4, the Participant's Change of Control benefit shall be equal to the Actuarial Equivalent of the Pension, calculated as of the date the Participant would have become eligible for Early Retirement, which shall be derived from the following formula: Highest Average Compensation times the lesser of: i) two percent times Years of Service

(reflecting the three (3) year increase), or ii) sixty percent, the product of which is multiplied by the Participant's Vested Percentage (which shall be 100%), reduced by five percent times the number of years that the Termination (reflecting the three (3) year increase) precedes his eligibility for Normal Retirement, but no more than twenty-five percent, and then offset in all years by the sum of: i) the Base Contribution Benefit, ii) the Prior Pension Benefit, and iii) the Social Security Benefit, and which shall be discounted at an interest rate equal to the average Applicable Interest Rate for the longer of
(a) the period beginning on the Effective Date and ending upon the month preceding the Applicable Date or (b) the five-year period ending on the month preceding the Applicable Date (or some other prevailing interest rate selected by the Committee) for the number of years that such Participant's Termination (reflecting the three (3) year increase) precedes the date he would have become eligible for Early Retirement. The Change of Control benefit shall be paid to such Participant in a lump sum immediately following the date of the Participant's Termination and, if necessary, shall be eligible for gross-up in accordance with the provisions of Exhibit A hereto.

     (b) Notwithstanding the foregoing, the Committee, in its sole discretion, may determine that it is in the best interest of all Participants to pay Change of Control benefits to all Participants immediately following the Change of Control. In such event a Participant's Change of Control benefit shall be equal to the benefit payable to the Participant pursuant to Sections 4.2, 4.3, 4.4 or this Section 4.8, as applicable, determined as if the Participant's Termination had occurred three (3) years after the date of the Change of Control, thereby resulting in an additional three (3) Years of Service and an additional three
(3) years of age. Further, with respect to a Participant who has begun receiving benefit distributions pursuant to the Plan, the benefit in the event of a Change of Control shall be equal to the Actuarial Equivalent of the remaining benefit payable to the Participant. If the Committee decides to pay Change of Control benefits to all Participants pursuant to this Section, such Change of Control benefits shall be paid to the Participants in a lump sum immediately following the date of the Change of Control.

     4.9 NON-COMPETITION AGREEMENT; FORFEITURE OF BENEFITS. In consideration for the acceptance of benefits under this Plan, the Participant agrees that he or she will not engage in or work for a business that competes with the Company or any of its subsidiaries, for a period which is the longer of (i) five (5) years after the Participant's employment with the Company is terminated or (ii) the period during which the Participant is receiving payments under the Plan. This prohibition shall not apply if the Participant is eligible to receive benefits under his Severance Agreement with respect to such Termination. Notwithstanding any other provisions of this Plan, a Participant's benefits under the Plan shall be forfeited if the Participant terminates his employment and during the period which is the longer of (i) five (5) years thereafter or
(ii) the period during which the Participant is receiving payments under the Plan, the Participant engages in or is employed by a business that competes with the Company or any of its subsidiaries; provided, however, that no such forfeiture shall occur if, with respect to such Termination, the Participant is eligible to receive benefits under his Severance Agreement. It is a condition to receipt of benefits under the Plan that the Participant execute the acknowledgement of non-competition agreement attached to this Plan as Exhibit B.

                                   ARTICLE V

                                    Vesting

     The Participant's Vested Percentage shall be zero percent prior to the later of (i) his fifty-fifth birthday or (ii) the date he completes five full Years of Service and one hundred percent on or after such date; provided, however, that in the event of the Participant's death or disability (as defined in Section 4.7) or a Change of Control, the Participant's Vested Percentage shall be one hundred percent.

                                   ARTICLE VI

                              Payment of Benefits

     6.1 PAYMENT OF BENEFITS. Subject to rules established by the Committee, the Participant may elect to receive the benefit to which he is entitled under the Plan in equal annual installments for a period of from five (5) to thirty
(30) years. These installments shall be calculated by applying the average Applicable Interest Rate for the longer of (a) the period beginning on the Effective Date and ending upon the month preceding the Applicable Date or (b) the five-year period ending on the month preceding the Applicable Date (or some other prevailing interest rate selected by the Committee) to the Actuarial Equivalent of the Participant's benefit as determined under the appropriate section of Article IV herein so that the present value of the installments shall be equal to such Actuarial Equivalent. If no effective election is made, then payment of the benefit shall be made in ten (10) equal annual installments, or in the sole discretion of the Committee, in a lump sum.

     6.2 BENEFIT DISTRIBUTION ELECTIONS. Subject to rules established by the Committee, a Participant may file a benefit distribution election directing how his benefit shall be paid following his Termination. Such benefit distribution election must be made on a form supplied by the Employer for that purpose. Such benefit distribution election must be filed either: i) at the time of enrollment in the Plan, or ii) at any subsequent time; provided, however, that such subsequent election shall not be effective until the date that is twelve months after the date such subsequent election is filed, except that no such limit shall apply in the event of death. In the event the Participant files more than one benefit distribution election, the last effective benefit distribution election shall control. Anything to the contrary notwithstanding, the Committee, in its sole discretion, has the right to pay the benefit to the Participant in a lump sum.

     6.3 REEMPLOYMENT OF PARTICIPANTS. If a Participant who was to receive or had begun to receive payment of his benefit under the Plan is reemployed by the Employer on a full-time basis, the payment of his benefit shall be suspended during the period of such reemployment. Upon termination of any Participant's reemployment, the Participant's benefit shall be paid over the remainder of the period elected by the Participant; provided however, that if the Participant was selected to participate in the Plan pursuant to Article III during such period of reemployment, such Participant's benefit shall be recomputed pursuant to the applicable provisions of the Plan to include service completed during the Participant's period of reemployment, but the amount thereof shall be reduced by an amount which is the Actuarial

Equivalent of the accumulated value of the benefit payments, if any, such Participant received prior to his reemployment.

                                  ARTICLE VII

                                   Committee

          7.1 AUTHORITY. The Committee shall have the authority, subject to the provisions of the Plan, to establish, adopt and revise such rules and regulations and to make all such determinations relating to the Plan as it may deem necessary or appropriate for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan or any agreement or document related to this Plan in the manner and to the extent the Committee deems necessary or appropriate to carry this Plan into effect. The Committee's interpretation of the Plan, and all decisions and determinations by the Committee with respect to the Plan, shall be final and binding on all parties.

          7.2 DELEGATION OF AUTHORITY. The Committee may delegate any of its powers or responsibilities to one or more members of the Committee or any other person or entity.

          7.3 PROCEDURES. The Committee may establish procedures to conduct its operations and to carry out its rights and duties under the Plan.

          7.4 COMPENSATION AND EXPENSES. The members of the Committee shall serve without compensation for their services, but all expenses of the Committee and all other expense incurred in administering the Plan shall be paid by the Company.

          7.5      INDEMNIFICATION.

          (a) The Company shall indemnify the members of the Committee and/or any of their delegates against the reasonable expenses, including attorneys' fees, actually and appropriately incurred by them in connection with the defense of any action, suit or proceeding, or in connection with any appeal thereto, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan (including any action or failure to act constituting negligence) and against all amounts paid by them in settlement thereof and against all amounts paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in a suit of final adjudication that such Committee member is liable for gross negligence, fraud, deliberate dishonesty or willful misconduct in the performance of his duties.

          (b) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 7.5, such person (the "Indemnified Party") shall promptly notify the Company in writing. No indemnification provided for in
Section 7.5(a) shall be available to any party who shall fail to give notice as provided in this Section 7.5(b) if the Company was unaware of the proceeding to which such notice would have related and was prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the Company from any liability which it may have to the Indemnified Party for contribution or otherwise than on account of the provisions of Section 7.5(a). In case any such proceeding shall be brought against any Indemnified Party and it shall notify the Company of the commencement thereof, the Company shall be entitled to participate therein and, to the extent that it shall wish, to assume the defense thereof, with counsel satisfactory to such Indemnified Party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the Company shall pay as incurred the fees and expenses of the counsel retained by the Indemnified Party in the event (i) the Company and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Company and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Company shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses or more than one separate firm for all such Indemnified Parties. Such firm shall be designated in writing by the Company. The Company shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the Company agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment.

                                  ARTICLE VIII

                           Amendment and Termination

     The Company retains the power to amend the Plan or to terminate the Plan at any time by action of the Board. Further, the Committee, in its sole discretion, may amend the Plan at any time No such amendment or termination shall adversely affect any Participant or Beneficiary with respect to his right to receive a benefit in accordance with Article IV, determined as of the later of the date that the Plan amendment or termination is adopted or the date such Plan amendment or termination is effective, unless the affected Participant or Beneficiary consents to such amendment or termination. Finally, the Company shall not enter into a transaction with another party that would constitute a Change of Control without securing the agreement of the other party to assume the Plan following the consummation of such transaction.

                                   ARTICLE IX

                                 Miscellaneous

          9.1 PLAN DOES NOT AFFECT THE RIGHTS OF EMPLOYEE. Nothing contained in this Plan shall be deemed to give any Participant the right to be retained in the employment of the Employer, to interfere with the rights of the Employer to discharge any Participant at any time or to interfere with a Participant's right to terminate his employment at any time.

          9.2 NONALIENATION AND NONASSIGNMENT. Except for debts owed the Employer by a Participant or Beneficiary, no amounts payable or to become payable under the Plan to a Participant or Beneficiary shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, whether voluntary, involuntary, by operation of law or otherwise, and any attempt to so anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the same by a Participant or Beneficiary prior to distribution as herein provided shall be null and void.

          9.3 TAX WITHHOLDING. The Employer shall have the right to deduct from any payments to a Participant or Beneficiary under the Plan any taxes required by law to be withheld with respect to such payments. In addition, the Employer shall have the right to deduct from any Participant's base salary any applicable employment taxes or other required withholdings with respect to a Participant.

          9.4 SETOFFS. As a condition to the receipt of any benefits hereunder, the Committee, in its sole discretion, may require a Participant or Beneficiary to first execute a written authorization, in the form established by the Committee, authorizing the Employer to offset from the benefits otherwise due hereunder any and all amounts, debts or other obligations, of any kind or nature, owed to the Employer by the Participant. Where such written authorization has been so executed by a Participant, benefits hereunder shall be reduced accordingly. The Committee shall have full discretion to determine the application of such offset and the manner in which such offset will reduce benefits under the Plan.

          9.5 NUMBER AND GENDER. Wherever appropriate herein, words used in the singular shall be considered to include the plural and words used in the plural shall be considered to include the singular. The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender.

          9.6 HEADINGS. The headings of Articles and Sections herein are included solely for convenience, and if there is any conflict between such headings and the text of the Plan, the text shall control.

          9.7 APPLICABLE LAW. Except to the extent preempted by federal law, the terms and provisions of the Plan shall be construed in accordance with the laws of the State of Texas.

          9.8 SUCCESSORS. The Plan shall be binding upon the Employer and its successors and assigns, in accordance with its terms.

          9.9 CLAIMS PROCEDURE. A Participant or Beneficiary may make a claim for Plan benefits by filing a written application for benefits with the Committee. Such application shall set forth the nature of the claim and any other information that the Committee may reasonably request. The Committee shall notify the applicant of its determination with respect to such claim within a reasonable time after receipt of the claim, which shall not exceed 90 days unless special circumstances require an extension of time for processing the claim. If such an extension is required, written notice of the extension shall be furnished to the applicant prior to the end of the initial period. The extension notice shall indicate the special circumstances requiring an extension of time, and the date by which a final decision is expected to be rendered.

  Notice of a claim denial, in whole or in part, shall be set forth in a manner calculated to be understood by the applicant and shall contain the following:

(a)  The specific reason or reasons for the denial; and

(b) A specific reference to the pertinent Plan provisions on which the denial is based; and

(c) A description of any additional material or information necessary for the applicant to perfect the claim and an explanation of why such material or information is necessary; and

(d)  An explanation of the Plan's claims review procedure.

     Participants shall be given timely written notice of the time limits set forth herein for determinations on claims, appeal of claim denial and decisions on appeal. If notice of a claim determination is not provided within the applicable time frame described above, the claim shall be deemed denied and the applicant may appeal the denial as set forth below.

     If a written claim results in a claim denial, either in whole or in part, the Participant or Beneficiary has the right to appeal. The appeal must be in writing. The administrative process for appealing a claim is:

     Upon receipt of a claim denial, a Participant may file a written request, including any additional information supporting the claim, for reconsideration by the Committee within 60 days of receiving notification that the claim is denied.

     The Committee normally shall render a decision no later than 60 days following receipt of the request for review. Under special circumstances, the decision may be delayed up to 120 days following receipt of the request for review. If such an extension is required, the Participant will be advised in writing before the extension begins.

     The Committee will provide written notice of its final determination. The notice will include specific reasons for the decision, be written in a manner calculated to be understood by the Participant and make specific reference to the Plan provisions on which it is based.

     An appeal will not be considered if it is not filed within the applicable period of time. If a decision on an appeal is not provided within any applicable time frame described above, the claim shall be deemed denied on appeal.

     At any stage in the appeals process, the Participant or Beneficiary or his or her designated representative may review pertinent documents, including copies of the Plan document and information relating to the applicant's entitlement to such benefit, and submit issues and comments in writing.

     9.10  ARBITRATION.   (a)  Except as otherwise provided in subparagraph (b)
below, any dispute or controversy arising out of or in connection with this Plan as to the existence, construction, validity, interpretation or meaning, performance, non-performance, enforcement, operation, breach, continuance or termination thereof shall be submitted to arbitration pursuant to the following procedure:

          (i) Either the Plan or the Participant may demand such arbitration in writing after the controversy arises, which demand shall include the name of the arbitrator appointed by the party demanding arbitration, together with a statement of the matter in controversy.

          (ii) Within 15 days after such demand, the other party shall name an arbitrator, or in default thereof, such arbitrator shall be named by the Arbitration Committee of the American Arbitration Association, and the two arbitrators so selected shall name a third arbitrator within 15 days or, in lieu of such agreement on a third arbitrator by the two arbitrators so appointed, a third arbitrator shall be appointed by the Arbitration Committee of the American Arbitration Association.

          (iii)  The Company shall bear all arbitration costs and expenses.

          (iv) The arbitration hearing shall be held at a site in Houston, Texas, to be agreed to by a majority of the arbitrators on 10 business days prior written notice to the parties.

          (v) The arbitration hearing shall be concluded within 10 days unless otherwise ordered by a majority of the arbitrators, and the award thereon shall be made within 10 days after the close of the submission of evidence. An award rendered by a majority of the arbitrators appointed pursuant to this Section
9.10 shall be final and binding on all parties to the proceeding, and judgment on such award may be entered by either party in the highest court, state or federal, having jurisdiction.

          (b) During the pendency of any dispute or controversy pursuant to this
Section 9.10, any payments under the Plan shall be suspended until the dispute is finally resolved. Notwithstanding the foregoing, the Participant shall be entitled to be reimbursed on a current basis for any expenses reasonably incurred for attorneys' fees and disbursements in bringing such action and shall be entitled to specific performance of such right, and Participant may commence a legal action to enforce such right. The Company shall promptly (and in no event later than ten (10) business days after demand) reimburse the Participant for any expenses reasonably incurred for attorneys' fees and disbursements in bringing such action.

          Amounts paid under this Section 9.10 are in addition to benefits provided under this Plan and shall not be offset against or reduce any other benefits provided under this Plan.

     (c) Except as otherwise provided, the parties stipulate that the provisions hereof shall be a complete defense to any suit, action or proceeding instituted in any federal, state or local court or before any administrative tribunal with respect to any controversy or dispute arising during the period of this Agreement and which is arbitrable as herein set forth. The arbitration provisions hereof shall, with respect to such controversy or dispute, survive the termination of this Plan.

     IN WITNESS WHEREOF, BJ Services Company has caused this Plan to be executed by its duly authorized officer, effective as provided herein.


                                   BJ SERVICES COMPANY


                                   By:
                                      -------------------------------------
                                      Title:
                                      Date:

Exhibit A

          (a) Anything in the Plan to the contrary notwithstanding, if it shall be determined that any payment or distribution by the Company or any other person to or for the benefit of the Participant (whether paid or payable or distributed or distributable pursuant to the terms of the Plan or otherwise, but determined without regard to any additional payments required under this Exhibit
A) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties are incurred by the Participant with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Company shall pay, in accordance with paragraph (b), an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Participant of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income or other taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Participant retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

          (b) Subject to the provisions of paragraph (c), all determinations required to be made under this Exhibit A, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by an independent public accounting firm with a national reputation that is selected by the Participant (the "Accounting Firm") which shall provide detailed preliminary calculations both to the Company and to the Participant within 15 business days after the receipt of notice from the Company that there has been a Payment, or such earlier time as is requested by the Participant and shall provide the actual amount of the Gross-Up Payment each year. In the event that the Accounting firm is serving as accountant or auditor for the individual, entity or group effecting the Change of Control of the Company, the Participant shall appoint another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Company. (The Company shall indemnify and hold harmless the Participant, on an after-tax basis, for any Excise Tax or income or other tax (including interest and penalties with respect thereto) imposed on the Participant as a result of such payment of fees and expenses.) Any Gross-Up Payment, as determined pursuant to this Exhibit A, shall be paid by the Company on behalf of the Participant to the applicable tax authorities prior to the time any such payments are due to be paid to the Internal Revenue Service. If the Accounting Firm determines that no Excise Tax is payable by the Participant, it shall furnish Employee with a written opinion that failure to report the Excise Tax on Employee's applicable federal income tax return would not result in the imposition of a negligence or similar penalty. Any determination by the Accounting Firm shall be binding upon the Company and the Participant provided, however, that such determination may be changed to reflect the outcome of a dispute under paragraph (c). As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. If the Company exhausts its remedies pursuant to paragraph (c) and the Participant thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Participant.

          (c) The Participant shall notify the Company in writing of any claim (including any threatened tax lien related to or based upon any such claim) by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Participant shall not pay such claim prior to the expiration of the 30-day period following the date on which the Participant gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due or such tax lien would be imposed). If the Company notifies the Participant in writing prior to the expiration of such period that it desires to contest such claim (or threatened lien), the Participant shall:

          (1) give the Company any information reasonably requested by the Company relating to such claim (or threatened lien);

          (2) take such action in connection with contesting such claim (or threatened lien) as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company;

          (3) cooperate with the Company in good faith in order effectively to contest such claim (or threatened lien); and

          (4) permit the Company to participate in any proceedings relating to such claim (or threatened lien);

provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Participant harmless, on an after-tax basis, for any Excise Tax or income or other tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this paragraph (c), the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Participant to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Participant agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine (but in no event shall the Company permit or direct the Participant to allow a tax lien to be imposed on the Participant's property); provided, further, that if the Company directs the Participant to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Participant, on an interest-free basis, and shall indemnify and hold the Participant harmless on an after-tax basis, from any Excise Tax or income or other tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Participant with respect to which such contested amount is claimed to be due is limited solely to such contested amount. In addition, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Participant shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

          (d) If after the receipt by the Participant of an amount advanced by the Company pursuant to paragraph (c), the Participant becomes entitled to receive any refund with respect to such claim, the Participant shall (subject to the Company's complying with the requirements of paragraph (c)) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If after the receipt by the Participant of an amount advanced by the Company pursuant to paragraph (c), a determination is made that the Participant shall not be entitled to any refund with respect to such claim and the Company does not notify the Participant in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

          (e) Any provision in the Plan, this Exhibit A, or any other plan or agreement to the contrary notwithstanding, if the Company is required to pay a Gross-Up Payment pursuant to the provisions of this Exhibit A and pursuant to the provisions of another plan or agreement, then the Company shall pay the greater of the amount determined pursuant to this Exhibit A or the amount determined pursuant to the provisions of such other plan or agreement, but in no event shall the Company pay amounts pursuant to both provisions.

Exhibit B

Acknowledgement of Non-Compete Agreement


          The undersigned Participant acknowledges that it is a condition of receipt of benefits under the BJ Services Company Supplemental Executive Retirement Plan that the Participant agrees as follows. The Participant agrees that he or she will not engage in or work for a business that competes with BJ Services Company or any of its subsidiaries for a period that is the longer of
(i) five (5) years after the Participant's employment with the Company is terminated or (ii) the period during which the Participant is receiving payments under the Plan. This prohibition shall not apply if the Participant is eligible to receive benefits under his or her Severance Agreement with respect to such Termination.


                                   ---------------------------------
                                   [Name of Participant]

                                   ---------------------------------
                                   [Date]